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                                                                    EXHIBIT B-64






                                     BY-LAWS

                                       of

                          NISOURCE PIPELINE GROUP, INC.

                          as Amended and Restated as of

                                   May 1, 2001


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                                     BY-LAWS

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                                    ARTICLE I

                                 IDENTIFICATION

         Section 1.1. Name. The name of the corporation shall be NiSource Pipeline Group, Inc. (hereinafter referred to as the "Corporation").

         Section 1.2. Seal. The Corporation shall have a corporate seal which shall be as follows: A circular disc, on the outer margin of which shall appear the corporate name and State of Incorporation, with the words "Corporate Seal" through the center, so mounted that it may be used to impress these words in raised letters upon paper. The Secretary shall be in charge of the seal.

         Section 1.3. Fiscal Year. The fiscal year of the Corporation shall begin at the beginning of the first day of January and end at the close of the last day of December next succeeding.

                                   ARTICLE II

                                 CAPITAL SHARES

         Section 2.1. Consideration for Shares. The Board of Directors shall cause the Corporation to issue the capital shares of the Corporation for such consideration as has been fixed by such Boards.

         Section 2.2. Payment of Shares. The consideration for the issuance of the capital shares of the Corporation may be paid, in whole or in part, in money, in other property, tangible or intangible, or in labor actually performed for, or services actually rendered to, the Corporation. Promissory notes or future services shall not be accepted in payment or part payment of any of the capital shares of the Corporation.

         Section 2.3. Certificates for Shares. The Corporation shall issue to each shareholder a certificate signed by the Chairman or President and the Secretary of the Corporation certifying the number of shares held by the shareholder in the Corporation. Where such certificate is also signed by a transfer agent or registrar, the signatures of the Chairman, President, and Secretary may be facsimiles. The certificate shall state the name of the registered holder, the number of shares represented thereby, the par value of each share or a statement that such shares have no par value, and whether such shares have been fully paid up, the certificate shall be legibly stamped to indicate the per centum which has been paid, and as further payments are made thereon the certificate shall be stamped accordingly.

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         Section 2.4. Form of Certificates. The certificates to represent the capital shares of this Corporation shall be in such form, not inconsistent with the laws of the State of Indiana, as may be adopted by the Board of Directors.

         Section 2.5. Transfer of Shares. Title to a certificate and to the shares represented thereby can be transferred only by delivery of either:

         (1) the certificate endorsed either in blank or to a specified person by the person appearing by the certificate to be the owner of the shares represented thereby; or

         (2) the certificate and a separate document containing a written assignment of the certificate or a power of attorney to sell, assign, or transfer the same or the shares represented thereby, signed by the person appearing by the certificate to be the owner of the shares represented thereby. Such assignment or power of attorney may be either in blank or to a specified person.

         Section 2.6. Closing of Transfer Books. The transfer books shall be closed for a period of ten days prior to the date set for any meeting of shareholders, and during such period no new certificate of shares shall be issued by this Corporation and no change or transfer shall be made upon the records thereof.

                                   ARTICLE III

                            MEETINGS OF SHAREHOLDERS

         Section 3.1. Place of Meetings. All meetings of shareholders shall be held at such place, within or without the State of Indiana, as may be specified from time to time in the respective notices of any such meetings.

         Section 3.2. Annual Meeting. The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held at a time fixed by the Board of Directors, on the second Wednesday in the month of April of each year, if such day is not a legal holiday, and if a holiday, then on the next business day that is not a legal holiday. If for any reason the annual meeting of the shareholders shall not be held at the time and place herein provided, the same may be held at any time thereafter, but not later than the date which is five months after the close of the Corporation's fiscal year, or the date which is fifteen months after the last annual meeting, whichever is earlier.

         Section 3.3. Special Meetings. Special meetings of the shareholders may be called by the Chairman, the President, or by the Board of Directors.

         Section 3.4. Notice of Meetings. The Secretary, or other officers or persons calling a shareholder meeting shall give written or oral notice to each holder of the capital shares of the Corporation who are entitled to vote as of the record date from such meeting. Such notice shall indicate the place, day and hour of the meeting, and in the case of a special meeting the purpose or purposes for which the meeting is called, and if a written notice it shall be sent to such address

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as appears upon the records of the Corporation. Such notice shall be given at least ten days and not more than sixty days before the date of the meeting. Notice of any such meeting may be waived by any shareholder by delivering to the Secretary a written waiver. Attendance at any meeting, in person or by proxy shall constitute a waiver of notice of such meeting.

         Section 3.5. Voting at Meetings. Every shareholder shall have the right at every shareholders' meeting of the Corporation to one vote for each share held according to the books of the Corporation. However, no share shall be voted at any meeting which is held by the Corporation, unless the Corporation holds such share in a fiduciary capacity.

         Section 3.6. Proxies. A shareholder may vote, either in person or by proxy executed in writing by the shareholder or a duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution, unless a longer time is expressly provided therein.

         Section 3.7. Quorum. At any meeting of shareholders, a majority of the capital shares outstanding and entitled by the Articles of Incorporation to vote, represented in person or by proxy shall constitute a quorum.

         Section 3.8. Organization. The Chairman, and in the Chairman's absence, the President, or in their absence any shareholder chosen by the shareholders present, shall call meetings of the shareholders to order and shall act as chairman of such meetings, and the Secretary or an assistant secretary of the Corporation shall act as secretary of all meetings of the shareholders. In the absence of the Secretary or an assistant secretary the presiding officer may appoint a shareholder to act as secretary of the meeting.

         Section 3.9. Record Date. For purposes of determining which shareholders are entitled to notice of or to vote at any meeting of shareholders meeting, or which shareholders may demand a special meeting, or are entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights or take any other action, the Chairman may fix, in advance, a future date as the record date which shall not be more than seventy days before the date of the meeting or any other action requiring a determination by shareholders.

                                   ARTICLE IV

                               BOARD OF DIRECTORS

         Section 4.1. Board of Directors. The Board of Directors shall consist of not less than one (1) nor more than five (5) members, as determined from time to time by the Board of Directors, who shall be elected annually by a plurality of the votes cast by the shares entitled to vote and represented at the annual meeting of the shareholders at which a quorum exists. Such directors shall hold office until the next annual meeting of the shareholders and until their successors are elected and qualified.

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         Section 4.2. Duties. The corporate power of this Corporation shall be vested in the Board of Directors, who shall have the management and control of the business of the Corporation. They shall employ such agents and servants as they may deem advisable, and fix the rate of compensation of all agents, employees and officers.

         Section 4.3. Vacancies. In case of any vacancy in the Board of Directors through death, resignation, removal or other cause, the remaining directors by the affirmative vote of a majority thereof may elect a successor to fill such vacancy until the next annual meeting and until his successor is elected and qualified. If the vote of the remaining members of the Board shall result in a tie, the vacancy shall be filled by shareholders at the annual meeting or a special meeting called for the purpose. Shareholders shall be notified of the name, address, principal occupation and other pertinent information about any director elected by the Board of Directors to fill any vacancy.

         Section 4.4. Annual Meetings. The Board of Directors shall meet each year on the same date as the annual shareholder meeting set forth in Section
3.2. Such meeting shall be at a time fixed by the Chairman and may be held in a manner consistent with Indiana law and shall be for the purpose of organization, election of officers, and consideration of any other business that may be brought before the meeting. No notice shall be necessary for the holding of this annual meeting. If such meeting is not held as above provided, the election of officers may be had at any subsequent meeting of the Board specifically called in the manner provided in Section 4.5.

         Section 4.5. Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairman, the President or by any two directors at any place within or without the State of Indiana, by giving, or causing the Secretary or an assistant secretary to give, to each director, either orally or in writing at least twenty four hours notice of the date, time, place and purpose of such meeting. Such meetings may be held in a manner consistent with Indiana law.

         Section 4.6. Waiver of Notice. Any meeting of the Board of Directors, wheresoever held, at which all of the directors are present, shall be as valid as if held pursuant to proper notice, and in case a meeting shall be held without notice when all are not present but the absent directors shall have signed a waiver of notice of such meeting, whether before or after the time stated in said waiver, or shall thereafter sign the minutes of the meeting, the same shall be as valid and binding as though called upon due notice.

         Section 4.7. Quorum. At any meeting of the Board of Directors, the presence of one third of the number of directors fixed under Section 4.1 shall constitute a quorum for the transaction of any business.

         Section 4.8. Organization. The Chairman, and in the Chairman's absence, the President, and in their absence any director chosen by the directors present, shall call meetings of the Board of Directors to order, and shall act as chairman of such meetings. The Secretary or assistant secretary of the Corporation shall act as secretary of all meetings of the Board of Directors, but in the absence of the Secretary or an assistant secretary the presiding officer may appoint any director to act as secretary of the meeting.

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                                    ARTICLE V

                           OFFICERS OF THE CORPORATION

         Section 5.1. Officers. The Chairman, President and Secretary of the Corporation shall be chosen by the Board of Directors. The President is then authorized to appoint other officers, including but not limited to, one or more Vice Presidents, a Treasurer, a Controller, and any assistants for such officers, including assistant secretaries. One person may hold any two offices except those of President and Secretary. The Chairman, President and Secretary shall be elected by the Board of Directors at its annual meeting, and shall hold office for one year and/or until their respective successors shall have been duly elected. All other officers shall continue in office until removed by the President. The President shall establish the powers and duties of the officers which the President appoints. In addition, the Board of Directors may, from time to time, elect or appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as may be prescribed by the Board of Directors. Vacancies among the officers of the Chairman, President and Secretary shall be filled by the Board of Directors and all other vacancies shall be filled by the person who appointed such officer. Any officer or agent elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the whole Board of Directors.

         Section 5.2. Chairman. The Chairman of the Corporation shall, when present, preside at all meetings of the shareholders and of the Board of Directors. The Chairman shall have general supervision over the President, subject to the control of the Board of Directors, and have such other powers and duties as may be prescribed by the Board.

         Section 5.3. President. The President of the Corporation shall, in the absence of the Chairman, preside at all meetings of the shareholders and of the Board of Directors. The President shall have general supervision over the management and direction of the affairs of the Corporation, subject to the control of the Board of Directors and the Chairman, and shall have such other powers and duties as may be prescribed by the Board and the Chairman. Subject to the control of the Board of Directors and the Chairman, the President shall have supervision of all departments and of all other officers of the Corporation; the President shall have such other powers and perform such other duties as from time to time may be prescribed for him by the Board of Directors and the Chairman.

         Section 5.4. Secretary. The Secretary shall attend and keep the minutes of all meetings of the Board of Directors and of the shareholders. The Secretary shall have charge and custody of the corporate records and corporate seal of the Corporation, and shall in general perform all the duties incident to the office of the secretary of a corporation, subject at all times to the direction and control of the Board of Directors, the Chairman and the President.

         Section 5.5. Delegation of Authority. In case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate the powers or duties of such officer to any other officer or to any director, for the time being, provided a majority of the entire Board of Directors concurs therein.

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         Section 5.6. Execution of Contracts. Any officer may execute any contract or other non-financial instruments in the name and on behalf of this Corporation subject to the then existing policies, procedures and internal controls adopted by the Officers and/or Board of Directors. The Officers shall have power to designate from time to time such other agents, who need not be Officers of the Corporation, who shall have the power and authority to execute any such instrument on behalf of the Corporation, subject to the then existing policies, procedures and internal controls adopted by the Officers and/or the Board of Directors.

         Section 5.7. Financial Instruments. Any officer may sign (or counter-sign, when required) any financial instrument including without limitation, checks, drafts and orders for payment of money, in the name of the Corporation subject to the then existing policies, procedures and internal controls adopted by the officers or Board of Directors of the Corporation. In addition, the officers shall have the power to designate from time to time such other agents, who need not be officers of the Corporation, who shall have the power and authority to execute any such instrument on behalf of the Corporation, subject to the then existing policies, procedures and internal controls adopted by the officers and/or Board of Directors.

                                   ARTICLE VI

                                 CORPORATE BOOKS

         Section 6.1. Place of Keeping, in General. Except as otherwise provided by the laws of the State of Indiana, the books and records of the Corporation may be kept at such place or places, within or without the State of Indiana, as the Board of Directors may from time to time by resolution determine.

         Section 6.2. Stock Register or Transfer Book. The original or duplicate share register or transfer book shall contain a complete and accurate shareholders' list, alphabetically arranged, giving the names and addresses of all shareholders, the number and classes of shares held by each, and shall be kept at the principal office of the Corporation in the State of Indiana.

                                   ARTICLE VII

                                   AMENDMENTS

         Section 7.1. Amendments. The by-laws may be amended, restated or repealed at any meeting of the Board of Directors by the vote of a majority of those attending a meeting at which a quorum exists.


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                                  ARTICLE VIII

                                 INDEMNIFICATION

         Section 8.1. Indemnification. The Corporation shall indemnify its officers, directors, and employees to the extent permitted by the Indiana Business Corporation Law.


Revised and Restated May 2001